Exhibit 21

Subsidiaries of American Realty Capital New York Recovery REIT, Inc.

Name	Jurisdiction of Formation/Incorporation

New York Recovery Operating Partnership, L.P.	Delaware

ARC NYE61ST001, LLC	Delaware

ARCNYRR CAMBR BLEECKER, LLC	Delaware

ARC NYBLKST001, LLC	Delaware

ARC NYBLKST002, LLC	Delaware

ARC NYBLKST003, LLC	Delaware

ARC NYBLKST004, LLC	Delaware

ARC NYBLKST005, LLC	Delaware

ARC NY86STR001, LLC	Delaware

ARC NYCTGRG001, LLC	Delaware

ARC NYCBBLV001, LLC	Delaware

ARC NYWSHST001, LLC	Delaware

ARC NYWSHST002, LLC	Delaware

ARC NYWSHST003, LLC	Delaware

ARC NYWSHST004, LLC	Delaware

ARC NYGRNAV001, LLC	Delaware

ARC NYGRNAV002, LLC	Delaware

ARC NYGRNAV003, LLC	Delaware

ARC NYGRNAV004, LLC	Delaware

ARC NYW42ST001, LLC	Delaware

ARC NYW42ST002, LLC	Delaware

ARC NYW42ST003, LLC	Delaware

ARC NYW42ST004, LLC	Delaware
ARC NYKNGHW001, LLC	Delaware

ARC NYKNGHW002, LLC	Delaware

ARC NYKNGHW003, LLC	Delaware

ARC NYWSHAV001, LLC	Delaware

163 Washington Avenue NYRR JV LLC	Delaware
ARC NY1623K001, LLC	Delaware